Exhibit 25.4
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM T-1

 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT
                        TO SECTION 305(b)(2) ___________
                         ------------------------------

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                13-4941247
(Jurisdiction of Incorporation or                    (I.R.S. Employer
organization if not a U.S. national bank)              Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                      10006
(Address of principal                                 (Zip Code)
executive offices)

                              Bankers Trust Company
                                Legal Department
                         130 Liberty Street, 31st Floor
                            New York, New York 10006
                                 (212) 250-2201
            (Name, address and telephone number of agent for service)
                        ---------------------------------

                       MISSISSIPPI POWER CAPITAL TRUST II
            (Exact name of Co-Registrant as specified in its charter)

Delaware                                          Applied for
(State or other jurisdiction of                (I.R.S. employer
Incorporation or organization)                   Identification
                                                      no.)


                          c/o Bankers Trust (Delaware)
                         1001 Jefferson Street, Suite 55
                         Wilmington, Delaware 19801-1457
   (Address, Including Zip Code, of Registrant's Principal Executive Offices)


                           Trust Preferred Securities
                       (Title of the indenture securities)

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Item   1. General Information.
          Furnish the following information as to the trustee.

          (a) Name and address of each examining or supervising authority to which it is subject.

          Name                                                  Address

          Federal Reserve Bank (2nd District)                 New York, NY
          Federal Deposit Insurance Corporation               Washington, D.C.
          New York State Banking Department                   Albany, NY

          (b)      Whether it is authorized to exercise corporate trust powers.

                   Yes.

Item   2. Affiliations with Obligor.

          If the obligor is an affiliate of the Trustee, describe each such affiliation.

                  None.

Item   3. -15.    Not Applicable

Item  16.         List of Exhibits.

                        Exhibit 1 - Restated Organization Certificate of
                                    Bankers Trust Company dated August 7, 1990,
                                    Certificate of Amendment of the Organization
                                    Certificate of Bankers Trust Company dated
                                    June 21, 1995 - Incorporated herein by
                                    reference to Exhibit 1 filed with Form T-1
                                    Statement, Registration No. 33-65171, and
                                    Certificate of Amendment of the Organization
                                    Certificate of Bankers Trust Company dated
                                    March 20, 1996, copy attached.

                        Exhibit 2 - Certificate of Authority to commence
                                    business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No.
                                    33-21047.


                        Exhibit 3 - Authorization of the Trustee to exercise
                                    corporate trust powers Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

                        Exhibit 4 - Existing By-Laws of Bankers Trust
                                    Company, as amended on September 17, 1996
                                    Incorporated herein by reference to Exhibit
                                    4 filed with Form T-1 Statement,
                                    Registration No. 333-15263.

                       Exhibit  5 - Not applicable.

                       Exhibit  6 - Consent of Bankers Trust Company
                                    required by Section 321(b) of the Act.
                                    Incorporated herein by reference to Exhibit
                                    4 filed with Form T-1 Statement,
                                    Registration No. 22-18864.

                       Exhibit  7 - A copy of the latest report of condition of
                                    Bankers Trust Company dated as of
                                    September 30, 1996.

                       Exhibit 8 -  Not Applicable.

                       Exhibit 9 -  Not Applicable.

                                    SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 23rd day of January, 1997.


                                                     BANKERS TRUST COMPANY



                                                     By:      James C. McDonough
                                                              James C. McDonough
                                                              Vice President


Legal Title of Bank: Bankers Trust Company  Call Date: 9/30/96  ST-BK: 36-4840   FFIEC 031
Address:             130 Liberty Street     Vendor ID: D        CERT:  00623     Page RC-1
City, State ZIP:     New York, NY  10006                                                                     11
FDIC Certificate No.:      |  0 |  0 |  6 |  2 |  3

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks September 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                Dollar Amounts in Thousands      RCFD    Bil Mil Thou
ASSETS

1. Cash and balances due from
   depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency

          and coin(1) ...............................                             0081            809,000
    b. Interest-bearing balances(2) .................                             0071          4,453,000
2. Securities:
         a. Held-to-maturity securities (from Schedule RC-B, column A)            1754                  0
         b. Available-for-sale securities(from Schedule RC-B, column D)           1773          4,133,000
3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
   Agreement subsidiaries, and in IBFs:
         a. Federal funds sold......................                              0276          5,933,000
         b. Securities purchased under agreements to resell                       0277            413,000
4. Loans and lease financing receivables:
         a. Loans and leases, net of unearned
            income (from Schedule RC-C)      RCFD 2122    27,239,000
         b. LESS: Allowance for loan and
                  lease losses...............RCFD 3123       917,000
         c. LESS: Allocated transfer risk
                  reserve ...................RCFD 3128             0
        d.   Loans and leases, net of unearned income,
             allowance, and reserve (item 4.a minus 4.b and 4.c)                  2125         26,322,000
5. Assets held in trading accounts                                                3545         36,669,000
6. Premises and fixed assets (including capitalized leases)                       2145            870,000
7. Other real estate owned (from Schedule RC-M)                                   2150            215,000
8. Investments in unconsolidated subsidiaries and
   associated companies (from Schedule RC-M)                                      2130            212,000
9. Customers' liability to this bank on acceptances outstanding                   2155            577,000
10.Intangible assets (from Schedule RC-M)..............                           2143             18,000
11.Other assets (from Schedule RC-F)                                              2160          8,808,000
12.Total assets (sum of items 1 through 11)                                       2170         89,432,000



--------------------------
(1)      Includes cash items in process of collection and unposted debits.
(2)      Includes time certificates of deposit not held in trading accounts.



Legal Title of Bank: Bankers Trust Company  Call Date: 9/30/96  ST-BK: 36-4840         FFIEC  031
Address:             130 Liberty Street     Vendor ID: D        CERT:  00623           Page  RC-2
City, State Zip:     New York, NY  10006                                               12
FDIC Certificate No.:      |  0 |  0 |  6 |  2 |  3

Schedule RC--Continued
                                                     Dollar Amounts in Thousands              Bil Mil Thou

LIABILITIES
13. Deposits:
    a.   In domestic offices (sum of totals of
          columns A and C from Schedule RC-E, part I)                            RCON 2200           9,391,000
         (1)   Noninterest-bearing(1)...........RCON 6631         2,734,000
         (2)  Interest-bearing..................RCON 6636         6,657,000
    b.   In foreign offices, Edge and Agreement subsidiaries,
          and IBFs (from Schedule RC-E part II)                                  RCFN 2200          23,385,000
         (1)   Noninterest-bearing .............RCFN 6631           654,000
         (2)   Interest-bearing.................RCFN 6636        22,731,000
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
    a.   Federal funds purchased.......................................          RCFD 0278           3,090,000
    b.   Securities sold under agreements to repurchase..............            RCFD 0279              99,000
15. a.   Demand notes issued to the U.S. Treasury ...........................    RCON 2840                   0
    b.   Trading liabilities ........................................ .          RCFD 3548          18,326,000
16. Other borrowed money:
    a.   With original maturity of one year or less.............                 RCFD 2332          17,476,000
    b.   With original maturity of more than one year ...............            RCFD 2333           2,771,000
17. Mortgage indebtedness and obligations under capitalized leases               RCFD 2910              31,000
18. Bank's liability on acceptances executed and outstanding .............       RCFD 2920             577,000
19. Subordinated notes and debentures   ...................................      RCFD 3200           1,228,000
20. Other liabilities (from Schedule RC-G) ................................      RCFD 2930           8,398,000
21. Total liabilities (sum of items 13 through 20) ...........                   RCFD 2948          84,772,000

22. Limited-life preferred stock and related surplus ..................          RCFD 3282                   0
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ...............................RCFD 3838             500,000
24. Common stock ............................................................    RCFD 3230           1,002,000
25. Surplus (exclude all surplus related to preferred stock) ..............      RCFD 3839             527,000
26. a. Undivided profits and capital reserves ..............................     RCFD 3632           3,017,000
    b. Net unrealized holding gains (losses) on available-for-sale securities    RCFD 8434      (       16,000)
27. Cumulative foreign currency translation adjustments .......                  RCFD 3284      (      370,000)
28. Total equity capital (sum of items 23 through 27).............               RCFD 3210           4,660,000
29. Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)......................                 RCFD 3300          89,432,000





---------------------------



Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
   bank by independent external auditors as of any date           Number
   during 1995   ..................................    RCFD 6724   N/A

1    =   Independent audit of the bank conducted in accordance
         with generally accepted auditing standards by a certified
         public accounting firm which submits a report on the bank
2    =   Independent audit of the bank's parent holding company
         conducted in accordance with generally accepted auditing
         standards by a certified public accounting firm which
         submits a report on the consolidated holding company
         (but not on the bank separately)
3    =   Directors' examination of the bank conducted in
         accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4    =  Directors' examination of the bank performed by other
        external auditors (may be required by state chartering authority)
5    =  Review of the bank's financial statements by external auditors
6    =  Compilation of the bank's financial statements by external auditors
7    =   Other audit procedures (excluding tax preparation work)
8    =   No external audit work


----------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.

                               State of New York,

                               Banking Department



         I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

Witness, my hand and official seal of the Banking Department at the City of New York, this 21st day of March in the Year of our Lord one thousand nine hundred and ninety-six.



                                                     Peter M. Philbin
                                              Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          -----------------------------

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

     1. The name of the corporation is Bankers Trust Company.

     2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

     3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

     4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

     6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                               James T. Byrne, Jr.
                               James T. Byrne, Jr.
                                Managing Director


                                  Lea Lahtinen
                                  Lea Lahtinen
                               Assistant Secretary

State of New York          )
                           )  ss:
County of New York         )

         Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                       Lea Lahtinen
                                                       Lea Lahtinen

Sworn to before me this 20th day of March, 1996.


         Sandra L. West
         Notary Public

           SANDRA L. WEST                   Counterpart filed in the
   Notary Public State of New York          Office of the Superintendent of
           No. 31-4942101                   Banks, State of New York,
    Qualified in New York County            This 21st day of March, 1996
Commission Expires September 19, 1996